Exhibit 10.5

 AGREEMENT FOR SALE OF ALL SHARES IN EVANS COAL CORP.

THIS AGREEMENT made and entered into at Flat Lick, Knox County, Kentucky as of the 6th day of February, 2010 by and between BARBARA EVANS, widow and not remarried, being the owner of all the outstanding shares of Evans Coal Corp., hereinafter called the "Seller," and EVANS COAL CORP. (Evans), a Kentucky corporation, of 10853 South Highway U.S. 25E, Flat Lick, Knox County, Kentucky 40935, hereinafter called "Evans" and AMERICAS ENERGY COMPANY, INC., a Nevada corporation, of 249 North Peters Road, Suite 300, Knoxville, Knox County, Tennessee 37923 hereinafter called the "Buyer."

Recitals
The Seller is the sole 'shareholder of Evans Coal Corp., a Kentucky corporation, which Corporation holds certain coal mining leases upon coal bearing property in Knox County, Bell County, Harlan County and Breathitt County, Kentucky under various leases, has various surface disturbance permits from the Commonwealth of Kentucky Natural Resources Cabinet upon the Knox, Bell and Harlan County, Kentucky leaseholds and is the owner of certain surface mining equipment and assets, and Evans joins in this Agreement to certify certain items on behalf of the Seller, and The Seller desires to sell all of her stock in Evans, and the Buyer desires to purchase the same and to assume the Seller's position as sole owner on the terms and conditions hereinafter provided.

NOW, THEREFORE, WITNESSETH: That for and in consideration of the premises and the mutual promises and the sums to be paid and the sum of Ten ($10.00) Dollars, cash in hand paid, it is agreed to hereby by and between the Buyer and Seller as follows, to wit:

ARTICLE I
1.
Shares to be Purchased. The Seller shall sell and the Buyer shall buy all of the Seller's outstanding shares which consist of 100 fully paid and nonassessed shares in Evans and shall transfer and assign all the outstanding interest in Evans to the Buyer. A copy of Seller's shares to be transferred to Buyer is attached hereto as Exhibit"AA".

2.	Purchase Price. The Buyer shall pay to the Seller as the purchase price of the shares as follows, to wit:

•
 The sum of $4.00,000.00 already paid, the receipt of which is acknowledged by the Seller; $2,600,000,00 upon execution of this Agreement; $4,000,000.00 at closing on the 5th day of March,2010; $25,000,000,00" to be paid at the rate of $5.00 per short ton of coal mined, sold and shipped from the leaseholds of Evans subject to the payment schedule in Exhibit "B" attached hereto. Buyer will execute a Promissory Note in substantial compliance with the Promissory Note attached hereto and marked as Exhibit "c" which shall include interest and penalties for a default and/or. late payments.

3.
Guaranty Reassignment. The Buyer shall substitute and/or relieve at the closing the Seller from the various guaranty agreements set out in Exhibit "F," same to be accomplished within thirty (30) days of the above date. Evidence of the Buyer’s assumption of the assignments as approved by the creditors shall be given to the Seller.

4.
Net Worth. The Buyer has had full opportunity to review the balance sheet and books and records of Evans. The unaudited balance sheet as of December 31, 2009 of Evans is attached hereto and marked as Exhibit "G". If the Buyer wishes to audit the net worth of Evans, it may do so at its own expense.

5.
Restrictions against Withdrawals and Sale or Removal of Assets. Until such time as all the fixed and contingent payments from the Buyer to the Seller as required by this Agreement have been met and satisfied, the Buyer or Evans shall not remove any of the equipment identified in Exhibit "H" attached hereto from the permitted operating premises at the Breathitt Project, Artemus Project, 92 Project, Cardinal or Flat Lick, Knox County, Kentucky without the express written consent of the Seller.

ARTICLE II
Representations and Warranties of Buyer. Buyer represents and warrants to Seller that the statements contained herein are correct and complete as of the date of this Agreement except in the case of representations and warranties stated to be made as of the date of this Agreement or as of another date and except for changes contemplated or permitted by this Agreement.

1.
Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization. Buyer has all requisite power and authority to own, lease and use its assets as they are currently owned, leased and used and to conduct its business as it is currently conducted.

2.
Authority and Validity. Buyer has all requisite corporate power to execute and deliver, to perform its obligations under, and to consummate the transactions contemplated by this Agreement. The execution and delivery by Buyer of the performance by Buyer of its obligations under, and the consummation by Buyer of the transactions contemplated by this Agreement have been duly authorized by all requisite action of Buyer, and certified copies of the Board of Directors of Buyer authorizing the purchase shall be delivered at closing.

3.
No Breach or Violation. The execution, delivery and performance by Buyer of this Agreement and the Supporting Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby in  accordance with the terms and conditions hereof and thereof, do not and will not conflict with, constitute a violation or breach of, constitute a default or give rise to any right of termination or acceleration of any right or obligation of Buyer under, or result in the creation or imposition of any Encumbrance upon Buyer, Buyer's Assets, Buyer's Business or Buyer's Common Stock.

4.
Consents and Approvals. No consent, approval, authorization or order of, registration or filing with, or notice to, any Regulatory Authority or any other Person is necessary to be obtained, made or given by Buyer in connection with the execution, delivery and performance by Buyer of this Agreement or any Supporting Document or for the consummation by Buyer of the transactions contemplated hereby or thereby, except to the extent the failure to obtain any such consent, approval, authorization or order or to make any such registration or filing would not have a Material Adverse Effect on Buyer or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Supporting Documents or the ability of Buyer to perform its obligations under this Agreement or any of the Supporting Documents.

5.
Compliance with Legal Requirements. Buyer has operated Buyer's Business in compliance with all Legal Requirements applicable to Buyer except to the extent the failure to operate in compliance with all material Legal Requirements would not have a Material Adverse Effect on Buyer or Material Adverse Effect on the validity, binding effect or enforceability of this Agreement or the Supporting Documents.

6.	Financial Statements. Prior to the deposit of funds, Buyer shall provide Seller, if desired, with current financial statements of Buyer.

7.
Litigation. There are no outstanding judgments or orders against or otherwise affecting or related to Buyer, Buyer's Business or Buyer's Assets, and there is no action, suit complaint, proceeding or investigation, judicial administrative or otherwise, that is pending or, to Buyer's knowledge, threatened that if adversely determined, would have a Material Adverse Effect on Buyer or a material adverse effect on the validity, binding effect or enforceability of this Agreement or the Supporting Documents, except as noted in the audited Company Financial Statements or documented by Buyer to Seller in Exhibit "I" hereto.

8.
Brokers or Finders. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Buyer in connection with the transactions contemplated by this Agreement. Buyer has not incurred any obligation to pay any brokerage or finder's fee or other commission in connection with the transaction contemplated by this Agreement, except a two (2%) percent override to A.Y. Evans, Jr. set out in a separate override finder's fee agreement.

9.
Disclosure. No representation or warranty of Buyer in this Agreement or in the Supporting Documents and no statement in any certificate furnished or to be furnished by Buyer pursuant to this Agreement contained, contains or will contain on the date such agreement or certificate was or is delivered, or on the Closing Date, any untrue statement of a material fact, or omitted, omits or will omit on such date to state any material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

10.
Permits and Licenses. Buyer has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its business. Buyer has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of .which to obtain would materially and adversely affect its business. Buyer is not “permit blocked" from receiving and/or obtaining surface disturbance permits from the Kentucky Natural Resources Cabinet and any other required permits to fully operate the leasehold premises of Evans for deep and surface coal mining purposes.

11.
Assets Necessary to Business. Buyer owns or leases all properties and assets, real, personal, and mixed, tangible and intangible, and is a party to all licenses, permits and other agreements necessary to permit it to carryon its business as presently conducted and the business of Evans as a surface and/or deep coal miner and producer.

ARTICLE III    Representations by Seller. The Seller, to induce the Buyer to purchase her interest in Evans, makes the following representations, to wit:

1.
Entire Interest. On the closing date, the Seller is the holder of all the outstanding shares in Evans; said interest is valid, fully paid and nonassessable without any liens or encumbrances upon or against such interest, and there exists no limitation or restriction of any kind on her right to sell her interest and assign same to the Buyer upon the terms hereof. Further, there are no other options, warrants, agreements or similar rights created by the Seller for the issue or sale of any interest of any kind in Evans or for the purchase thereof by any other person other than the Buyer.

ARTICLE IV      Representations of Evans

1.
Balance Sheet. The pro forma income tax basis balance sheet of Evans as of December 31, 2009, Exhibit "G" hereto, which has been furnished to the Buyer, reflects with substantial accuracy the financial condition (income tax basis) of Evans on that date, and it then had the designated liabilities, commitments, obligations or agreements contingent or otherwise shown on the balance sheet and no other.

2.
Leases of Evans Coal Corp. Evans represents and warrants that the leases set out in Exhibit "J" are valid, in Full force and in good standing. As of Closing, there shall be no threatened terminations; notices of default, or delinquencies occurring under the leases as set out in Exhibit "J".

3.
Conduct of Business. From the date hereof to the closing date, Evans shall not operate the premises nor enter into any operating transactions or agreements other than in the ordinary course of business nor shall it borrow any funds from any banks or lending institutions other than as shown on the current obligations.

4.
Titled Assets. On the closing date, Evans shall have good title, free of any liens, to all property owned or purported to be owned by it or included on its books as part of its fixed assets except as designated herein and by the attachments hereto in Exhibit "K".

5.
Litigation. On the closing date, there shall be no suits, claims or proceedings, not covered by adequate insurance, either pending or threatened, against Evans nor any fines or violations in anyone case involving an amount in excess of $10,000.00 or in an aggregate amount of in excess of $50,000.00 except as disclosed to the Buyer in the attached Exhibit "L".

6.
Employees. On the closing date, Evans shall have approximately one employee, more or less. There is no litigation or labor charges pending or to Seller's knowledge threatened against Evans regarding employee matters. Additionally, on the closing date, Evans shall have no commitments to any employees, past or present, for expenses, profit-sharing or consumption in addition to regular salary and bonus arrangements.

7.
Increased Employee Compensation. From the date hereof to the closing date, there shall have been and shall be no general increases in salaries and no payments of bonus, shares and profits or extra compensation except as stated in Exhibit "M".

8.
Distributions. From the date hereof to the closing date, no distributions shall have been or will be declared or paid or distributions made for or on account of any of the shareholders of Evans, being the Seller.

9.	Certification. On the closing date, there will be delivered to the Buyer a certificate signed by Evans to the effect that all the conditions have been met and satisfied,

10.
Compliance with Applicable Laws. Evans has complied with all applicable laws and regulations in relation to its business operations and has obtained all necessary licenses, permits, certifications and authorizations necessary for the conduct of its business and the use of the property. Evans is not subject to any fine as the result of any act or omission and has not received any notice which has not been complied. with from any governmental authority, insurance or inspection body to the effect that any of the operations of its businesses failed to comply with applicable laws and regulations. Exhibit"A" sets forth a true, complete and correct list of all permits, licenses and other necessary approvals issued for the operations of Evans. All permits, licenses, and other necessary approvals are validly issued and existing, in good standing, with no outstanding violations and without any modifications or alterations. Included in Exhibit “A” is a true and complete list of all permit obligations, including but not limited to any mine closing obligations such as all mine treatment and "perpetual care" (water treatment, monitoring, etc.) costs and liabilities. All reclamation required by the Permits is current.

11.
Contracts. Evans has not entered into any written, oral or implied contracts, agreements, leases or other commitments, except as set forth in Exhibit “J” attached hereto and incorporated herein by reference. Evans has complied with all obligations imposed by said contracts and commitments and is not in default under the terms of any of said obligations.

12.
No Violation of other Agreements. Seller's execution and compliance with the terms of this Agreement will not violate any provisions of law and will not conflict with or result in the breach of any of the terms, conditions or provisions of any other agreements to which Seller is a party or by which the Seller is bound.

13.
Tax Returns. Evans has filed all tax returns which are due or required to be filed by it prior to the date of this Agreement. Said returns are true and correct, and there are no outstanding tax claims or audits involving the Seller.

ARTICLE V

1.
Lien on Assets. In order to secure the Seller as to the future payments by the Buyer to the Seller, the Buyer and Evans shall execute a lien in favor of Seller upon all the assets of Evans, including a pledge of the stock, and shall execute a corporate guaranty all as set out in Exhibit “N”. However, said lien shall be subordinated to any commercial insurance bonding company for bonds identified in Exhibit “A”, which subordination agreements shall be executed to the insurance carrier from time to time as the bonds are replaced with insurance.

2.
Closing Date and Place. The purchase and sale of the Seller to the Buyer shall be consummated on the 5th day of March, 2010 at the company office at 10853 South Highway U.S. 25E, Flat Lick, Knox County, Kentucky 40935, or at such other time or place as the parties may agree in writing.

3.
Performance on Closing Date. On the closing date, the Buyer shall make the first payment of Four Million ($4,000,000.00) Dollars on account as set out in Section 2 by certified or bank check or wire transfer payable to the order of the Seller or her survivors in immediately available funds drawn upon a United States bank payable at First State Financial, Pineville, Bell County, Kentucky. The Seller shall immediately deliver to the Buyer endorsed share certificates for all the outstanding shares owned by Seller in Evans and resignations of Seller and Virginia Reynolds as officers and directors in Evans. Further, the Seller and Buyer shall execute all closing documents and debt instruments necessary to effect the purposes contemplated herein.

4.	Evans owes Seller $1,198,685.03 as reflected upon the books of Evans. Evans or before closing on March 5, 2010 shall reimburse Seller for said sums in full

5.
Evans currently owes Caterpillar Finance approximately $195,141.00 for a D-9 bulldozer. On or before closing, Seller shall cause said indebtedness to be paid in full and produce evidence of this satisfactory to Buyer. See, Exhibit "0" and Exhibit "E".

6.
Evans currently has Kentucky Natural Resource & Environmental Protection Cabinet Permits Nos. 807-0289,848-0223,807-5190,861-5340,807-0343 and 807-0329 secured by the bonds set out in Exhibit "A". Evans shall on or before closing on March 5, 2010 cause all of the bonds for said permits to be replaced.

7.	Evans shall on or before closing on March 5, 2010 reimburse Seller for all accounts payable of Evans in the approximate sum of $ ____ incurred since November 5, 2009 through date of closing.
8.
Indemnity. As of the Closing Date, Seller agrees to indemnify and hold Buyer harmless from and against any and all claims, demands, suits, proceedings, judgments, losses, liabilities, damages, costs and expenses of every kind and nature (including, but not limited to, reasonable attorneys' fees) imposed upon or incurred by Buyer or Evans, as a result of or in connection with any misrepresentation or breach of warranty made by Seller in this Agreement and any breach of or default in the performance by Seller of any covenant, agreement or obligation to be performed by Seller under this Agreement. Said Indemnity will be as set out in Exhibit “O”.

9.
Miscellaneous. This Agreement shall bind and inure to the benefit of the respective executors, administrators and assigns of the Seller and the successors and assigns of Evans and the Buyer. No finders fee or brokers commission shall be payable by the Seller; Evans or Buyer on account of the purchase and sale of the interest herein, except Buyer's override to A.Y. Evans, Jr. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which shall constitute one and the same contract. Captions and headings are for convenience of reference only and shall not be deemed relevant to any interpretation of this Agreement, Any portion of this Agreement that is deemed to be ineffective shall not affect the remaining portions of the Agreement. Time shall be considered of the essence.

10.	Survival. All the representations and warranties contained in this Agreement shall survive the closing,
11.
Default. If the Buyer defaults in any of the payments called for herein, notice of default shall be given to Buyer in writing by delivering Notice of Default to Mr. Chris Headrick, 249 North Peters ,Road, Suite 300, Knoxville, Tennessee 37923 and to Mr. Chris Headrick! 10853 South U.S. Highway 25E, Flat Lick! Kentucky 40935, registered agent in the Commonwealth of Kentucky for the Buyer. If any payment under said Promissory Note remains unpaid after Notice of Default for ten (10) days then the Seller shall be entitled to interest at the legal rate in the Commonwealth of Kentucky from the date said payment is unpaid until fully paid, together with their attorney fees and court costs for the collection thereof.

12.
Disputes. Any disputes as to the terms of this Agreement will be interpreted by the laws of the Commonwealth of Kentucky, and jurisdiction and venue shall be with the Knox County, Kentucky Circuit Court.

ARTICLE VI
Corporate Books and Records. It is hereby agreed that upon closing of this Agreement the Seller and Evans shall deliver to the Buyer all corporate books and records including, but not limited to, all outstanding shares held by the shareholder properly endorsed for transfer, the stock transfer books, tax, royalty statements, bank records, titles and deeds. The books and records of Seller or Evans accurately and fairly represent Evans and its results of operations in all material respects.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first hereinabove written.

Buyer:

AMERICAS ENERGY COMPANY, INC.

Signature	Title

/s/ Christopher L. Headrick	Title: President and CEO Evans
Christopher L. Headrick

/s/ Barbara Evans	Title: Seller
BARBARA EVANS

/s/ Barbara Evans	Title: EVANS COAL CORP., President
Barbara Evans